Registration No. 333-165433

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Keilalahdentie 4, P.O. Box 226 FIN-00045 NOKIA GROUP Espoo, Finland (011) 358-9-18071
(Address of principal executive offices)

NOKIA PERFORMANCE SHARE PLAN 2010
NOKIA RESTRICTED SHARE PLAN 2010

(Full title of the plan)

_______________
Louise Pentland
Nokia Holding, Inc.
6021 Connection Drive
Irving, Texas 75039
+1 (972) 600-1289
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

EXPLANATORY NOTE

Nokia Performance Share Plan 2010

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-165433 (the “2010 Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Company”) that were registered for issuance pursuant to the Nokia Performance Share Plan 2010 (the “2010 Performance Share Plan”).  The 2010 Registration Statement registered 3,000,000 Shares issuable pursuant to the 2010 Performance Share Plan to employees of the Company.  The 2010 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2010 Performance Share Plan.

Nokia Restricted Share Plan 2010

This Post-Effective Amendment No. 1 to the 2010 Registration Statement is being filed to deregister certain shares of the Company that were registered for issuance pursuant to the Nokia Restricted Share Plan 2010 (the “2010 Restricted Share Plan”).  The 2010 Registration Statement registered 1,600,000 Shares issuable pursuant to the 2010 Restricted Share Plan to employees of the Company.  The 2010 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2010 Restricted Share Plan.

Filing Fee Offset

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2010 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under other of its employee benefit plans.  In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the 2010 Registration Statement is also being filed to carry over to the New Registration Statement the $3,296.41 portion of the registration fee previously paid by the Company in connection with the 2010 Registration Statement to register 3,300,000 Shares.

2

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on February 27, 2014.

NOKIA CORPORATION

By: /s/	Riikka Tieaho	By: /s/	Jani Salovaara
Name:	Riikka Tieaho	Name:	Jani Salovaara
Title:	Vice President, Corporate Legal	Title:	Senior Legal Counsel

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on January 23, 2014.

Members of the Board of Directors:

/s/	Bruce Brown	Director
Name:	Bruce Brown

/s/	Elizabeth Doherty	Director
Name:	Elizabeth Doherty

/s/	Henning Kagermann	Director
Name:	Henning Kagermann

/s/	Jouko Karvinen	Vice Chairman, Director
Name:	Jouko Karvinen

/s/	Helge Lund	Director
Name:	Helge Lund

/s/	Mårten Mickos	Director
Name:	Mårten Mickos

/s/	Elizabeth Nelson	Director
Name:	Elizabeth Nelson

/s/	Risto Siilasmaa	Chairman of the Board of Directors
Name:	Risto Siilasmaa

/s/	Kari Stadigh	Director
Name:	Kari Stadigh

Chairman of the Board and Interim CEO:

/s/	Risto Siilasmaa
Name:	Risto Siilasmaa

Chief Financial Officer and Interim President (whose functions include those of Chief Accounting Officer):

/s/	Timo Ihamuotila
Name:	Timo Ihamuotila

Authorized Representative in the United States:

/s/	Louise Pentland
Name:	Louise Pentland